POWER OF ATTORNEY
For Executing Forms 3, 4 and 5 and 144

Know all by these present that the undersigned constitutes and appoints each of Randall J.Erickson, Allison E. Cimpl-Wiemer, Lynn M. Floeter, Jodi Rosenthal, and Marie A. Radtke signing singly, her true and lawful attorney-in-fact to:
(1)
execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;


(2)
execute for and on behalf of the undersigned notices on Form
144 in accordance with Rule 144 under the Securities Act of 1933;


(3)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 or Form 144 and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and


(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, cause to be done by virtue of this power of attorney and the rights and powers herein granted. ?
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rulesthereunder or Rule 144 under the Securities Act of 1933. ?This Power of Attorney shall be a durable power of attorney and shall not be affected by subsequent disability or incapacity of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of April, 2018.

Signature:

/s/ Judith M. Docter